SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: Feb 24, 2005

                           Limelight Media Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

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
               Nevada                             0-09358                          88-0441338
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    (State or other jurisdiction                (Commission                       (IRS Employer
         of incorporation)                      File Number)                    Identification No.)
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8000 Centerview Parkway, Suite 115, Memphis, TN                      38018
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   (Address of principal executive offices)                       (Zip code)

Registrant's telephone number, including area code: (901) 757-0195
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Item 7.01.  Regulation FD Disclosure

Item 1:

On Feb 23, 2005, Limelight Media Group, Inc. resolved all liabilities between the Company and Erik Nelson (aka Coral Capital) for monies due under a judgment awarded to Mr. Nelson on Sept 3, 2003 in the amount of $42,241.00 plus accrued interest. The judgment award covered unpaid consultant fees for services rendered in the fall of 2001. Mr. Nelson executed a full general release to the Company for all obligations upon receipt of a $30,000 lump sum cash payment.

Item 2.

On Feb 2, 2005, Limelight Media Group, Inc resolved all liabilities with Jeffrey Trenk regarding the unpaid balance on a loan to the company in Feb 2003. Mr. Trenk was threatening litigation, however, he accepted 145,000 shares of restricted common stock as settlement of the $5800 (plus interest) outstanding balance on the note.

Item 3.

The Company has received offers of settlement for the two outstanding disclosed judgments which are being considered.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 LIMELIGHT MEDIA GROUP, INC.
Date: February 24, 2005
                                                 By: /s/ David V. Lott
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                                                 Name: David V. Lott
                                                 Its: Chief Executive Officer